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                                                                    EXHIBIT 3.15

STATE OF DELAWARE
SECRETARY OF STATE 55       FROM CORP LEGAL CMI
DIVISION OF CORPORATIONS
FILED 02:30 AM 01/15/1991
721015110 - 2252202

                          CERTIFICATE OF INCORPORATION

                                       OF

                    CINCINNATI MILACRON RESIN ABRASIVES INC.

                       ----------------------------------

                      A corporation organized pursuant to
              the General Corporation Law of the State of Delaware

             ------------------------------------------------------

                                   ARTICLE I

                                      Name

      The name of the corporation (hereinafter called the "Corporation") is:

                    CINCINNATI MILACRON RESIN ABRASIVES INC.

                                   ARTICLE II

                     Registered Office and Registered Agent

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                Business or Purposes To Be Conducted or Promoted

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                       2

                                   ARTICLE IV

                                 Capital Stock

      The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1,00 per share.

                                   ARTICLE V

                                  Incorporator

      The name and mailing address of the incorporator of the Corporation is Walter S. Wood, 4701 Marburg Avenue, Cincinnati, Ohio 45209.

                                   ARTICLE VI

                    Business and Affairs of the Corporation

      SECTION 1. Elections of directors need not be by written ballot unless and except to the extent the By-laws of the Corporation (the "By-laws") shall provide.

      SECTION 2. Any director or any officer of the Corporation elected or appointed by its stockholders or by its Board of Directors, or any committee thereof, may be removed at any time by a unanimous consent of the stockholders or in such other manner as shall be provided in the By-laws, except as otherwise provided by law.

      SECTION 3. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Corporation, in the By-laws, may authorise and empower the Board of Directors to adopt, amend or repeal the By-laws in the manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; the stockholders of the Corporation entitled to vote, however, retain the power to adopt, amend or repeal the By-laws.

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                                       3

                                  ARTICLE VIII

                                Indemnification

      To the fullest extent that the General Corporation Law of the State of Delaware as its exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set by hand as of January 15, 1991.

                                                /s/ Walter S. Wood
                                                --------------------------------
                                                Walter S. Wood
                                                Incorporator

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/24/1998
                                                          981371000 - 2252202

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

CINCINNATI MILACRON RESIN ABRASIVES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of CINCINNATI MILACRON RESIN ABRASIVES INC. be amended by changing the First Article and Heading thereof so that, as amended, said Article and Heading shall be and read as follows:

      The name of the company is      Milacron Resin Abrasives Inc.

SECOND: That in lieu of a meeting and vote of shareholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective on October 10, 1998.

IN WITNESS WHEREOF, said CINCINNATI MILACRON RESIN ABRASIVES INC. has caused this certificate to be signed by Wayne F. Taylor, its Secretary and Assistant Treasurer, this 24 day of September, 1998.

                                        CINCINNATI MILACRON RESIN ABRASIVES INC.

                                        By: /s/ Ronald L. Smith
                                            ------------------------------------
                                            Ronald L. Smith, President